POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Howard M. Harlan and Christopher W. Whitaker, and each of them, his true and lawful attorneys-in-fact and agents with power to sign for him and in his name, place and stead, in any and all capacities, any report required to be filed by the undersigned with the
Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange
Act of 1934 (and any successor or alternate provisions thereto) concerning changes in beneficial ownership of securities of Vista Gold Corp. (on Form 4 or any other such form or forms as may be designated by the Securities and Exchange Commission for the such purpose) and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith, and to file the same with the Securities and
Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power of substitution and revocation in the premises, and generally to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to facilitate compliance by the undersigned with the provisions of said Section 16(a)
of the Securities Exchange Act of 1934 (and any successor or alternate provisions thereto), and all regulations of the Securities and Exchange Commission thereunder, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may do or cause to be done by virtue of these presents.

 IN WITNESS WHEREOF, the undersigned has hereunto executed this Power of
Attorney this 21st day of October, 2003.

/s/ C. Thomas Ogryzlo
Signature

C. Thomas Ogryzlo
Print Name